UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 25, 2009

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, 17th Floor, Cira Centre, Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 243-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

References to “RAIT”, “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries, unless the context otherwise requires.

On June 25, 2009, Taberna Realty Finance Trust and Taberna Equity Funding, Ltd., or the sellers, entered into a securities purchase agreement with Dynamic Credit Partners, LLC, or the purchaser, and its affiliate Dynamic Credit Management, LLC. The sellers are subsidiaries of RAIT. Pursuant to this securities purchase agreement, effective June 25, 2009, the sellers agreed to sell, and purchaser agreed to purchase, all of RAIT’s retained interests in four issuers of collateralized debt obligations, or CDOs, for nominal consideration. The four CDOs are Taberna Preferred Funding III, Ltd, or Taberna III, Taberna Preferred Funding IV, Ltd., or Taberna IV, Taberna Preferred Funding VI, Ltd., or Taberna VI, and Taberna Preferred Funding VII, Ltd., or Taberna VII. As described below, under “Deconsolidation of Variable Interest Entities,” we expect that this transaction will result in our deconsolidation of Taberna III, Taberna IV, Taberna VI and Taberna VII with the impact on our financial statements discussed below. The foregoing description of this securities purchase agreement does not purport to be complete and is qualified in its entirety by reference to the full text of this securities purchase agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference. Our audit committee has previously engaged the purchaser, and may engage the purchaser in the future, to analyze the fairness of certain related party transactions entered into by RAIT.

Deconsolidation of Variable Interest Entities:

We consolidate variable interest entities, or VIEs, if we are determined to be the primary beneficiary, in accordance with FASB Interpretation No. 46R, “Consolidation of Variable Interest Entities—an Interpretation of ARB No. 51”, or FIN 46R. Specifically, we previously consolidated Taberna III, Taberna IV, Taberna VI and Taberna VII, four CDOs in which we were determined to be the primary beneficiary due to our majority ownership of the preferred shares issued by these CDOs. Effective June 25, 2009, we sold all of our preferred shares and non-investment grade debt that we retained in these four CDOs and concluded that we are no longer the primary beneficiary of these CDOs. We deconsolidated the CDOs in accordance with FIN 46R and treated the deconsolidation of the CDOs as sales of the net assets of the entities and expect to record a loss on sale of approximately $297 million, net of allocations to noncontrolling interests of approximately $179 million. The deconsolidation and the loss on sale will be recorded during the three-month period ended June 30, 2009.

We believe that quarterly fluctuations in the fair value of these assets and the liabilities contributed to the significant volatility in our earnings and our reported net losses beginning in 2007. While we expect this deconsolidation to result in the reduction of our assets and liabilities, and ultimately our total equity due to the aforementioned loss we will incur upon deconsolidation, we believe this deconsolidation will be beneficial to the long-term interests of our shareholders as we expect it will remove future volatility in earnings stemming from fair value fluctuations in these assets and liabilities, improve transparency to our shareholders by removing a sizable portion of our non-recourse liabilities, along with their associated assets, from our financial statements and enhance our broader strategy of focusing our resources on our core commercial real estate portfolios. Our recent cash flows from these CDOs will not be affected by this transaction or the deconsolidation as we expect to continue to receive senior management fees from these CDOs. As discussed in our annual report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 2, 2009, or the 2008 Annual Report, these CDOs are currently failing certain over-collateralization tests, resulting in the redirection of cashflow from our retained interests to the senior tranches of the CDO notes payable. We do not expect our equity in the net book value of the assets of these CDOs or the amount received for the assets upon this disposition to exceed 10% of our total assets or that the disposition of these CDOs involved a “business” that is “significant” to RAIT, as those terms are defined under relevant SEC rules. We may in the future sell additional retained interests in our remaining consolidated CDOs which may result in their deconsolidation if we believe that it will be in our shareholders’ best interests. Any such sale may have material effects on our financial results in the period in which they occur.

The following tables (dollars in thousands) summarize the balance sheets of the deconsolidated CDOs as of March 31, 2009 and their statements of operations for historical periods. These tables will be updated in our Form 10-Q for the three-month period ended June 30, 2009, or the Q2 10Q.

March 31, 2009
ASSETS:
Investments in securities, at fair value	$1,065,773
Commercial mortgages, net of allowance for loan losses of $9,112	46,608
Accrued interest receivable	35,273
Restricted cash	13,530

Total assets	$1,161,184

LIABILITIES:
CDO notes payable, at fair value	$348,851
Accrued interest payable	63,590
Derivative liabilities	291,919
Accrued expenses and other liabilities	314

Total liabilities	704,674
Total equity (including $178,941 in noncontrolling interests)	456,510

Total liabilities and equity	$1,161,184

	For the Three-Months Ended March 31		For the Years Ended December 31
	2009	2008	2008	2007	2006
Revenue:
Investment interest income	$41,650	$45,773	$168,511	$208,187	$11,836
Investment interest expense	(18,124)	(29,782)	(102,212)	(157,226)	(8,112)

Net investment income	23,526	15,991	66,299	50,961	3,724
Fee and other income	—	—	1,237	—	—

Total Revenue	23,526	15,991	67,536	50,961	3,724
Expenses:
General and administrative expense	332	463	2,346	1,887	171
Provision for loan loss	4,063	—	5,049	—	—

Total expenses	4,393	463	7,395	1,887	171

Income before other income (expense)	19,133	15,528	60,141	49,074	3,553
Change in fair value of financial instruments	(36,468)	240,016	(521,680)	—	—
Unrealized gains (losses) on interest rate hedges	—	—	—	(5,757)	1,523
Asset impairments	—	—	—	(184,247)	—

Net Income (loss)	(17,335)	255,544	(461,539)	(140,930)	5,076
Income (loss) attributable to non-controlling interests	7,403	(103,864)	189,387	34,164	(1,746)

Net income (loss) attributable to common shares	$(9,932)	$151,680	$(272,152)	$(106,766)	$3,330

Forward-Looking Statements

In addition to historical information, the description of the deconsolidation of these CDOs contains forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “continue” or similar words. These forward-looking statements are subject to risks and uncertainties, as more particularly set forth in our filings with the Securities and Exchange Commission, including those described in the “Forward Looking Statements” and “Risk Factors” sections of our 2008 Annual Report that could cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. We undertake no obligation to publicly revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this report, except as may be required by applicable law.

Item 8.01	Other Events.

RAIT Financial Trust is re-issuing its historical financial statements contained in its 2008 Annual Report to reflect the following items (dollars in thousands):

(a)	Reclassification of a real estate asset as held-for-sale. During the quarter ended March 31, 2009, we identified a property as held-for-sale and, as required by Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” or SFAS No. 144, RAIT is reporting the assets and liabilities, revenue and expenses associated with this property as discontinued operations in the attached financial statements.

(b)	Adoption of New Accounting Standards. On January 1, 2009, we adopted several new accounting standards that require retroactive application to previously issued financial statements. We have updated our historical financial statements to reflect the adoption of the following new accounting standards that were effective for January 1, 2009:

(i)	SFAS No. 160. On January 1, 2009, we adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51”, or SFAS No. 160. SFAS No. 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS No. 160 also establishes disclosure requirements that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. Upon adoption, we reclassified amounts in our historical balance sheet financial statement caption “minority interests” to the new caption promulgated by SFAS No. 160, “noncontrolling interests”. The new caption is presented within equity on the consolidated balance sheet. Furthermore, the allocation of any net income to noncontrolling interests is also presented in our consolidated statements of operations, however it is presented below net income. The adoption of this standard did not have a significant effect on our financial statements.

(ii)	FSP APB 14-1. On January 1, 2009, we adopted Financial Accounting Standards Board, or FASB, Staff Position, or FSP, Accounting Principles Board 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)”, or FSP APB 14-1, which clarifies the accounting for convertible debt instruments that may be settled in cash (including partial cash settlement) upon conversion. FSP APB 14-1 requires issuers to account separately for the liability and equity components of certain convertible debt instruments in a manner that reflects the issuer’s nonconvertible debt (unsecured debt) borrowing rate when interest cost is recognized. The equity component is presented in shareholders’ equity and the accretion of the resulting discount on the debt is recognized as part of interest expense in the consolidated statement of operations. FSP APB 14-1 requires retrospective application to the terms of instruments as they existed for all periods presented. Upon adoption, we recorded a discount on our issued and outstanding convertible senior notes of $1,996. This discount reflects the fair value of the embedded conversion option within the convertible debt instruments and was recorded as an increase to additional paid in capital. The fair value was calculated by discounting the cash flows required in our convertible debt agreement by a discount rate that represents management’s estimate of our senior, unsecured, non-convertible debt borrowing rate at the time when the convertible senior notes were issued. The discount will be amortized to interest expense through April 15, 2012, the date at which holders of our convertible senior notes could require repayment. The cumulative amortization of the discount recorded was $607 through December 31, 2008. The adoption of this standard did not have a significant effect on our financial statements.

(iii)	FSP EITF 03-6-01. On January 1, 2009, we adopted FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payments Transactions are Participating Securities”, or FSP EITF 03-6-1. FSP EITF 03-6-1 clarifies whether instruments granted in share-based payment transactions should be included in the computation of earnings per share using the two-class method prior to vesting. FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008. Upon adoption, we classified unvested restricted shares issued under our 2008 Incentive Award Plan as participating securities. These unvested restricted shares participate equally in dividends and earnings with all of our outstanding common shares. We retrospectively applied the requirements of this standard to all prior periods by including 225,440, 430,516, and 481,785 unvested restricted shares in the computation of our basic earnings per share for the years ended December 31, 2008, 2007 and 2006, respectively. Prior to this standard, unvested restricted shares were only included in our diluted earnings per share computation under the treasury stock method. The adoption of this standard did not have a significant effect on our financial statements.

This Report on Form 8-K updates Items 6, 7 and 8 of the 2008 Annual Report to reflect the property identified as held-for-sale during the quarter ended March 31, 2009 as discontinued operations and the retrospective application of the new accounting standards discussed above. No attempt has been made to update matters in the 2008 Annual Report, except to the extent expressly provided above. The financial statements contained in RAIT’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the SEC on May 11, 2009 reflect the property identified as held-for-sale during the quarter ended March 31, 2009 as discontinued operations and the retrospective application of the new accounting standards discussed above and so are not required to be re-issued. We do not expect the transaction and the resulting deconsolidation described in Item 1.01 above to change the attached reissued financial statements. We will reflect this deconsolidation in the Q2 10Q. The disclosure under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement dated June 25, 2009 among Taberna Realty Finance Trust and Taberna Equity Funding, Ltd., as sellers, Dynamic Credit Partners, LLC, as purchaser, and its affiliate Dynamic Credit Management, LLC.

12.1	Statement Re Computation of Ratios for December 31, 2008.

23.1	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP).

99.1	2008 Annual Report Item 6 — Selected Financial Data.

99.2	2008 Annual Report Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	2008 Annual Report Item 8 — Financial Statements and Supplementary Data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

Date: June 29, 2009	By:	/s/ Jack E. Salmon
	Name:	Jack E. Salmon
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Securities Purchase Agreement dated June 25, 2009 among Taberna Realty Finance Trust and Taberna Equity Funding, Ltd., as sellers, Dynamic Credit Partners, LLC, as purchaser, and its affiliate Dynamic Credit Management, LLC.

12.1	Statement Re Computation of Ratios for December 31, 2008.

23.1	Consent of Independent Registered Public Accounting Firm (Grant Thornton LLP).

99.1	2008 Annual Report Item 6 — Selected Financial Data.

99.2	2008 Annual Report Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	2008 Annual Report Item 8 — Financial Statements and Supplementary Data.